UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) - August 24, 2005

                              IEC ELECTRONICS CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              0-6508                                 13-3458955
     (Commission File Number)              (IRS Employer Identification No.)

                    105 Norton Street, Newark, New York 14513
                (Address of principal executive offices)(Zipcode)

                                 (315) 331-7742
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On August 24, 2005, the Board of Directors of IEC Electronics Corp. ("IEC" or the "Company") approved the acceleration of vesting of most out-of-the-money, unvested stock options held by executive officers, directors and employees. The accelerated options were issued under the Company's 2001 Stock Option and Incentive Plan. An option was considered out-of-the-money if the stated option exercise price was $0.90 or higher. As a result, options to purchase 184,000 shares of IEC common stock became exercisable immediately. None of these options had economic value as of August 24, 2005, based on the closing price of $0.65 on that date.

      An out-of-the-money option held by an officer with vesting based on performance was not accelerated by the Board as it believed that the existing stated performance criteria should be met before any of such options were accelerated. Shares received upon the exercise of accelerated options held by directors, officers and certain other senior managers may not be sold prior to the earlier of the original vesting date set forth in the option or their termination of employment or service.

      The table below summarizes the outstanding options subject to accelerated vesting.

                   Summary of Options Subject to Acceleration

                     Aggregate Number of Shares Issuable         Weighted Average
                        Upon Accelerated Stock Options        Exercise Price Per Share
                        ------------------------------        ------------------------
Executive Officers               135,000                             $1.10
All Other Employees               24,000                             $1.12
Directors                         25,000                             $1.29
                        ------------------------------        -----------------------
Total (1)                        184,000                             $1.13

(1) The accelerated options represent 12% of the Company's currently outstanding stock options.

      Under the recently revised Financial Accounting Standards Board Statement No. 123, "Share-based Payment" ("FAS 123(R)"), IEC will be required to recognize the expense associated with its outstanding unvested stock options beginning in the first quarter of fiscal year 2006. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would have been required to record in connection with the accelerated options by approximately $46,000 in fiscal 2006, 2007 and 2008.

      In making the decision to accelerate these options, thereby avoiding recognizing compensation expense in future financial statements, the Board of Directors considered the interest of the stockholders in not having earnings materially affected. In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and employee retention. It is possible the acceleration may have a beneficial effect on employee morale and retention. The Board of Directors believes that the acceleration of the out-of-the-money options is in the best interest of the Company and its stockholders.

      This current report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, and such statements are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements, including statements regarding reduction in stock option expense as a result of the option acceleration, involve risks and uncertainties. Actual results could differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in accounting pronouncements or additional interpretations of accounting pronouncements that may change the currently proposed treatment of options as described in FAS 123(R) and those risk factors discussed from time to time in IEC's filings with the Securities and Exchange Commission. Many of these risk factors are outside of IEC's control, and as such, they involve risks which are not currently known to IEC that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this Report on Form 8-K are made as of the date hereof and IEC does not undertake to update its forward-looking statements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IEC Electronics Corp.
                                           -------------------------------------
                                           (Registrant)

Date:  September 30, 2005                  By: /s/ W. Barry Gilbert
                                               --------------------------------
                                               W. Barry Gilbert
                                               Chairman, Chief Executive Officer